Exhibit 99.1

Alphatec Holdings Announces One-for-Twelve Reverse Stock Split

Shares of Common Stock Will Begin Trading on a Split-Adjusted Basis on August 25, 2016

CARLSBAD, Calif., August 24, 2016 (GLOBAL NEWSWIRE) -- Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, today announced the effectiveness of a one-for-twelve reverse stock split of its common stock. The reverse stock split will take effect at 5:00 pm Eastern Time on August 24, 2016 and the Company’s common stock will open for trading on The NASDAQ Global Select Market on August 25, 2016 on a post-split basis.

The reverse stock split is intended to increase the per share trading price of the Company's common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Select Market. As a result of the reverse stock split, every twelve shares of the Company's common stock issued and outstanding prior to the opening of trading on August 25, 2016 will be consolidated into one issued and outstanding share. No fractional shares are being issued in connection with the reverse stock split.  Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of such fractional share. In connection with the reverse stock split, there will be no change in the nominal par value per share of $0.0001.

Trading of the Company’s common stock on The NASDAQ Global Select Market will continue, on a split-adjusted basis, with the opening of the markets on Thursday, August 25, 2016, under the existing trading symbol “ATEC” but with a new CUSIP number 02081G 201. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 102.5 million pre-reverse split shares to approximately 8.5 million post-reverse split shares.

The Company has retained its transfer agent, Computershare Trust Company, N.A. (“Computershare”), to act as its exchange agent for the reverse split. Computershare will provide stockholders of record as of the effective date of the reverse stock split a letter of transmittal providing instructions for the exchange of their physical certificates. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

The reverse stock split was approved within a range of one-for-four to one-for-twelve by the Company’s stockholders at the 2016 Annual Meeting of Stockholders held on August 18, 2016, and the specific ratio of one-for-twelve was approved by the Company’s Board of Directors. For more information regarding the reverse stock split, please refer to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14-A on June 22, 2016.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq: ATEC), is a global medical device company that designs, develops, manufactures and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company's mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the reverse stock split of the Company's common stock and its intended purpose. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include, among other things, the factors discussed under the heading "Risk Factors" contained in the Company’s annual report and quarterly reports filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company disclaims any obligation to update the information contained in this press release as new information becomes available.

CONTACT: Investor/Media Contact:
Christine Zedelmayer
Investor Relations
Alphatec Spine, Inc.
(760) 494-6610
czedelmayer@alphatecspine.com